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                                   EXHIBIT 23
             Consent of Independent Accountants



We consent to the incorporation by reference in the following registration statements of ImageMatrix Corporation and in the related prospectuses of our report dated March 25, 1998, with respect to the consolidated financial statements of ImageMatrix Corporation included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997:

1. Registration Statement on Form S-3 (No. 333-37119) pertaining to the registration of 1,500,000 shares of ImageMatrix Corporation Common Stock.

2. Registration Statement on Form S-3/A (No. 333-28843) pertaining to the registration of 7,911,149 shares of ImageMatrix Corporation Common Stock.



                                   ERNST & YOUNG LLP


Denver, Colorado
April 14, 1998